Tri-State Contract No. TS-08-0071
Service Agreement for Firm Point-To-Point Transmission Service for Lightning Dock Geothermal, LLC

1.0 This Service Agreement dated as of ______________, is entered into by and between Tri-State Generation and Transmission Association, Inc. ("TSGT," the Transmission Provider), and Lightning Dock Geothermal, LLC("LDG," the Transmission Customer).

2.0 TSGT has determined that Lightning Dock Geothermal has filed a Completed Application for Firm Point-To-Point Transmission Service under the TSGT Tariff.

3.0 To establish adequate security for this Service Agreement, LDG will provide to TSGT, prior to January 1, 2009, additional funds equivalent to the cost of three months of transmission service under this agreement .

4.0 The Transmission Customer has provided to the Transmission Provider an initial Application deposit in accordance with the provisions of Section 17.3 of the Tariff.

5.0 TSGT agrees to provide and Lightning Dock Geothermal agrees to take and pay for Firm Point-To-Point Transmission Service in accordance with the provisions of Part II of the TSGT Tariff and this Service Agreement.

6.0 Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated below.

Transmission Provider:

OASIS/OATT Administration
Tri-State Generation and Transmission Assoc., Inc.
P.O. Box 33695
Denver, CO 80233

Transmission Customer:

Manager, Transmission Access
Lightning Dock Geothermal, LLC
5152 North Edgewood Drive, Suite 375
Provo, UT 84606

6.0 Specifications for Long-Term Firm Point-to-Point Transmission Service:

7.1 Term of Transaction: Five (5) Years

Start Date: H.E. 0100 MST January 1, 2009

Termination Date: H.E. 2400 MST December 31, 2013

7.2 Description of capacity and energy to be transmitted by Transmission Provider including the electric Balancing Area in which the transaction originates.

Firm, non-recallable, point-to-point transmission service: Public Service Company of New Mexico (PNM) Balancing Area

7.3 Point(s) of Receipt: Playas 69 kV

Delivering Party: Lightning Dock Geothermal, Inc.

7.4 Point(s) of Delivery: Hidalgo 115 kV

Receiving Party: Salt River Project Marketing

7.5 Maximum amount of capacity and energy to be transmitted (Reserved Capacity) 11 MW up to 100 percent capacity factor

7.6 Designation of party(ies) subject to reciprocal service obligation: None

7.7 Name(s) of any intervening systems providing transmission service:

Columbus Electric Cooperative, Inc. (CEC)

7.8 Service under this Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of the Tariff effective at that time.)

7.8.1 Transmission Charge: $3,280 per MW-Month which is the expected TSGT Tariff rate effective January 1, 2009. If TSGT posts a new Tariff and the Tariff rate increases or decreases the new Tariff rate will apply.

7.82 Direct Assignment Facilities Charge:
None for TSGT

7.8.3 Ancillary Services Charges:

Reactive Supply and Voltage Control:
To be self-supplied by LDG

Energy Imbalance:
LDG must obtain this service from the PNM Balancing Area

7.8.4 Losses: To be determined at the effective TSGT OATT transmission loss rate (currently at a 4.92% rate). If TSGT posts a new Tariff and the loss percentage rate increases or decreases the new loss rate will apply, effective at the time of posting. This rate will be applied to the actual metered generation adjusted for step-up transformer losses and CEC delivery losses to the Playas 69 kV bus. Loss energy will be settled financially at End of Month (EOM). The EOM settlement will be based on a firm monthly cost index based on 90% of the Dow Jones daily weighted firm on and off peak prices for the Palo Verde Trading Hub.

7.8.5 LDG will be required to submit an e-tag with the estimated MW profile of the generation to be scheduled. TSGT will require an e-tag which includes the TSGT path from Playas 69 kV to Hidalgo 115 kV.

8.0 The TSGT Tariff is incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC. :

By: [signature] Executive Vice President and General Manger
Kenneth J. Anderson

11/20/08
Date

LIGHTNING DOCK GEOTHERMAL, LLC

Signature: Richard D. Clayton

Name: Richard D. Clayton

Title: Manager

Date: 12/9/08